                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2002-1 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 2002
                   for Distribution Date of December 20, 2002

COLLECTIONS                                                                                                              DOLLARS
Payments received                                                                                                    191,603,832.17
           Plus:
                Servicer Advances                                                                                      1,329,766.48

           Less:
                Reimbursement Advances                                                                                (1,153,844.44)
                                                                                                                     --------------

Total Funds Available for Distribution                                                                               191,779,754.21
                                                                                                                     ==============



DISTRIBUTIONS

       Servicing Fee                                                                                 4,615,308.00
       Net Swap Payments                                                                             2,516,697.23
       Trustee and Other Fees                                                                          572,894.27
       Other Miscellaneous Payments                                                                     62,625.77
                                                                                                   --------------

Total Fee Distribution                                                                                                 7,767,525.27

       Note Interest Distribution Amount - Class A-1                                 297,632.74
       Note Interest Distribution Amount - Class A-2                               3,344,000.00
       Note Interest Distribution Amount - Class A-3A                              3,942,500.00
       Note Interest Distribution Amount - Class A-3B                              1,133,708.33
       Note Interest Distribution Amount - Class A-4A                              3,165,500.00
       Note Interest Distribution Amount - Class A-4B                                804,844.44
                                                                               ----------------

Total Class A Interest Distribution                                                                 12,688,185.51

       Note Principal Distribution Amount - Class A-1                             57,718,049.46
       Note Principal Distribution Amount - Class A-2                             99,395,040.58
       Note Principal Distribution Amount - Class A-3A                                     0.00
       Note Principal Distribution Amount - Class A-3B                                     0.00
       Note Principal Distribution Amount - Class A-4A                                     0.00
       Note Principal Distribution Amount - Class A-4B                                     0.00
                                                                               ----------------

Total Class A Principal Distribution                                                               157,113,090.04
                                                                                                   --------------

Total Class A Principal and Interest Distribution                                                                    169,801,275.55

       Spread Account Deposit                                                                                         14,210,953.39
                                                                                                                     --------------

Total Distributions                                                                                                  191,779,754.21
                                                                                                                     ==============

                        WFS FINANCIAL 2002-1 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 2002
                   for Distribution Date of December 20, 2002



PORTFOLIO DATA:
                                                                 # of loans
      Beginning Security Balance                                        107,443                           1,527,718,049.46

          Less: Principal Balance                                             0       (66,418,179.54)
                Full Prepayments                                         (6,179)      (63,838,180.07)
                Partial Prepayments                                           0                 0.00
                Liquidations                                             (1,918)      (26,856,730.43)
                                                                                      --------------
                                                                                                           (157,113,090.04)
                                                                                                          ----------------
      Ending Security Balance                                            99,346                           1,370,604,959.42
                                                                                                          ================

OTHER RELATED INFORMATION:

Spread Account:

       Beginning Balance                                                               61,108,721.98
             Deposits                                                                  14,210,953.39
             Reductions                                                               (20,495,476.99)
                                                                                      --------------
       Ending Balance                                                                                        54,824,198.38

       Beginning Initial Deposit                                                       21,920,759.64
             Repayments                                                               (20,495,476.99)
                                                                                      --------------
       Ending Initial Deposit                                                                                 1,425,282.65


Modified Accounts:
       Principal Balance                                                                        0.00%                 0.00
       Scheduled Balance                                                                        0.00%                 0.00

Servicer Advances:
       Beginning Unreimbursed Advances                                                    425,625.38
       New Advances                                                                     1,329,766.48
       Reimbursement of Advances                                                       (1,153,844.44)
                                                                                      --------------
                                                                                                                601,547.42

Net Charge-Off Data:                                             # of loans
       Charge-Offs                                                         4,213       22,683,544.31
       Recoveries                                                         (2,714)      (3,525,469.63)
                                                                                      --------------
       Net Charge-Offs                                                                                       19,158,074.68

Delinquencies (P&I):                                             # of loans
       30-59 Days                                                          2,489       29,322,226.08
       60-89 Days                                                            811        9,739,529.14
       90-119 Days                                                           298        3,304,752.95
       120 days and over                                                       7           94,488.44

Repossessions                                                                258        2,090,672.40

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
  9.01 of the Sale and Servicing Agreement)                                    0                                      0.00

Cumulative Charge-Off Percentage                                                                                      1.06%
Delinquency Percentage                                                                                                1.04%

WAC                                                                                                                13.3231%
WAM                                                                                                                 53.622

                        WFS FINANCIAL 2002-1 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 2002
                   for Distribution Date of December 20, 2002

                                                          NOTE
                                    BEGINNING          QUARTERLY                         TOTAL
                ORIGINAL           OUTSTANDING         PRINCIPAL         PRIOR         PRINCIPAL          PRINCIPAL        CURRENT
               PRINCIPAL            PRINCIPAL        DISTRIBUTABLE     PRINCIPAL     DISTRIBUTABLE      DISTRIBUTION      PRINCIPAL
CLASSES         BALANCE             BALANCE             AMOUNT         CARRYOVER         AMOUNT            AMOUNT         CARRYOVER
-------         -------             -------             ------         ---------         ------            ------         ---------
   A-1       330,000,000.00       57,718,049.46      57,718,049.46          0.00      57,718,049.46     57,718,049.46          0.00


   A-2       440,000,000.00      440,000,000.00      99,395,040.58          0.00      99,395,040.58     99,395,040.58          0.00


  A-3A       380,000,000.00      380,000,000.00               0.00          0.00               0.00              0.00          0.00


  A-3B       230,000,000.00      230,000,000.00               0.00          0.00               0.00              0.00          0.00


  A-4A       260,000,000.00      260,000,000.00               0.00          0.00               0.00              0.00          0.00


  A-4B       160,000,000.00      160,000,000.00               0.00          0.00               0.00              0.00          0.00
             ==============      ==============     ==============          ====     ==============    ==============          ====

   TOTAL   1,800,000,000.00    1,527,718,049.46     157,113,090.04          0.00     157,113,090.04    157,113,090.04          0.00
             ==============      ==============     ==============          ====     ==============    ==============          ====


              REMAINING             TOTAL
             OUTSTANDING          PRINCIPAL
              PRINCIPAL          AND INTEREST
CLASSES        BALANCE           DISTRIBUTION
-------        -------           ------------
   A-1                 0.00      58,015,682.20


   A-2       340,604,959.42     102,739,040.58


  A-3A       380,000,000.00       3,942,500.00


  A-3B       230,000,000.00       1,133,708.33


  A-4A       260,000,000.00       3,165,500.00


  A-4B       160,000,000.00         804,844.44
           ================     ==============
   TOTAL   1,370,604,959.42     169,801,275.55
           ================     ==============

                             NOTE
                           QUARTERLY                      TOTAL
                           INTEREST        PRIOR         INTEREST          INTEREST       CURRENT
 NOTE       INTEREST     DISTRIBUTABLE    INTEREST     DISTRIBUTABLE     DISTRIBUTION     INTEREST
CLASSES       RATE          AMOUNT        CARRYOVER       AMOUNT            AMOUNT       CARRYOVER
   A-1      2.04000%       297,632.74        0.00        297,632.74        297,632.74      0.00

   A-2      3.04000%     3,344,000.00        0.00      3,344,000.00      3,344,000.00      0.00

  A-3A      4.15000%     3,942,500.00        0.00      3,942,500.00      3,942,500.00      0.00

  A-3B*     1.95000%     1,133,708.33        0.00      1,133,708.33      1,133,708.33      0.00

  A-4A      4.87000%     3,165,500.00        0.00      3,165,500.00      3,165,500.00      0.00

  A-4B*     1.99000%       804,844.44        0.00        804,844.44        804,844.44      0.00
                        =============        ====     =============     =============      ====
    TOTAL               12,688,185.51        0.00     12,688,185.51     12,688,185.51      0.00
                        =============        ====     =============     =============      ====

                       DEFICIENCY          POLICY
                          CLAIM            CLAIM
                         AMOUNT            AMOUNT
                         ------            ------
   A-1                     0.00              0.00

   A-2                     0.00              0.00

  A-3A                     0.00              0.00

  A-3B*                    0.00              0.00

  A-4A

  A-4B*

                           ====              ====
                           0.00              0.00
                           ====              ====

                Note Percentage        100.000000%

         Certificate Percentage          0.000000%
Total

* Note: The interest rate for class A-3B is LIBOR + 0.13%. The LIBOR rate for this distribution period is 1.82%.

      The interest rate for class A-4B is LIBOR + 0.17%. The LIBOR rate for this distribution period is 1.82%.

                        WFS FINANCIAL 2002-1 OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of November 30, 2002
                   for Distribution Date of December 20, 2002


Detailed Reporting

      See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of November 30, 2002 and were performed in conformity with the Sale and Servicing Agreement dated March 1, 2002.


                                        ----------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller


                                        ----------------------------------------
                                        Mark Olson
                                        Senior Vice President
                                        Controller